Exhibit 99.1

Barnes & Noble Education Reports Third Quarter Fiscal Year 2025 Financial Results

BNC First Day® Program Revenues Increased 21% YOY to $222 Million

Total Revenue Growth of 2% and Gross Comparable Store Sales Growth of 7%

Net Income Improves by $17 Million to $7 Million

Adjusted EBITDA Improves by $6 Million to $27 Million

Basking Ridge, NJ, March 10, 2025—Barnes & Noble Education, Inc. (NYSE: BNED), (“Barnes & Noble Education,” “BNED,” the “Company,” “we,” “us,” “our”), a leading solutions provider for the education industry, today reported sales and earnings for the third quarter ended on January 25, 2025 (“Q3”). The following figures are GAAP results from continuing operations on a consolidated basis, unless noted otherwise. Note that Adjusted EBITDA is a non-GAAP calculation. Full quarterly financial tables and a reconciliation of non-GAAP measures to the most applicable GAAP measures can be found in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on the date of this release.

Barnes & Noble Education’s business is highly seasonal, with the major portion of sales and operating profit realized during the second and third fiscal quarters.

Q3 and YTD FY2025 Financial Results

Third quarter revenue increased by $9.7 million, or 2.1%, from last year to $466.3 million, primarily driven by growth in the BNC First Day® programs. Gross Comparable Store Sales increased by $30.1 million, or 6.6%, during the quarter.

Revenues from BNC First Day® programs increased by $38.2 million, or 20.8%, year-over-year, as First Day® Complete continues to see rapid growth in institutional adoption. A total of 191 campus stores are utilizing First Day Complete in the spring 2025 term with a total enrollment of approximately 957,000* undergraduate and graduate students, up 18.9% from 805,000 in the prior year.

Net income for Q3 was $7.1 million, or $0.23 per share, compared to a loss of $(9.9) million, or $(3.71) per share, last year. Note that Q3 net income benefited from a one-time, non-cash restructuring gain of $7.6 million and was reduced by a one-time, non-cash $10.7 million tax provision related to the Company’s change in tax filing status from last-in, first-out (LIFO) treatment to first-in, first-out (FIFO) treatment. This change should reduce the company’s long-term taxable liabilities. Adjusted EBITDA improved by $6.3 million, or 29.8%, to $27.4 million from $21.1 million last year in part due to lower SG&A expenses of $(8.2) million, which were a result of cost-savings, productivity initiatives and operating fewer stores.

Year-to-date revenue was essentially flat at $1.3 billion, with revenues from BNC First Day® programs increasing by $93.9 million, or 21.1%. Year-to-date net loss totaled $(42.6) million, or $(1.81) per share, compared to a net loss of $(35.0) million, or $(13.18) per share, in the prior year. The year-to-date loss includes a non-cash loss of $55.2 million related to the extinguishment of debt, as well as the aforementioned one-time restructuring benefit and tax charge. Adjusted EBITDA improved by $26.4 million, or 57.0%, to $72.7 million from $46.3 million last year.

Management Commentary

Barnes & Noble Education was pleased to open campus stores at Syracuse University and North Carolina Agricultural and Technical State University (N.C. A&T) during the third quarter and secure commitments to open stores at Georgia Southern University, Century College, the University of Indianapolis and Occidental College, among others.

Jonathan Shar, CEO, noted, “Our third quarter results reflect strong execution of our business transformation, with year-over-year revenue growth, improved comparable store sales, and strong growth in our BNC First Day® platform. Our improved balance sheet and focus on operational excellence have enhanced our ability to go above and beyond in serving our customers in a relevant and impactful way.

“We are pleased to see our earnings power continue to grow, reflecting expense discipline, revenue growth, and balance sheet improvements that meaningfully lower interest costs,” continued Mr. Shar. “We are also committed to strategic technology investments and continuously strengthening our unique offerings to better serve the higher education marketplace.”

Balance Sheet

The Company in Q3 completed two $40 million At-the-Market equity offering programs pursuant to sales agreements with BTIG, LLC. This brings total capital raised this fiscal year from completed At-the-Market offerings to $80 million, exclusive of commission costs. We believe this added capital has meaningfully strengthened the Company’s balance sheet and enhanced its strategic positioning.

Total debt at quarter end was $141.2 million compared to $254.3 million on January 27, 2024. The Company’s net working capital position has also substantially improved to positive $223.3 million from $(86.0) million last year, while outstanding short-term payables, accrued liabilities, and current operating lease liabilities have decreased by $(90.8) million from last year.

On January 10, 2025, the Company filed a mixed-use shelf offering for an aggregate initial offering price of up to $100 million. We believe the shelf offering will provide flexibility as the Company seeks to optimize its capital structure and strategic optionality over time.

Outlook

Barnes & Noble Education is pleased with the significant improvements in year-to-date 2025 GAAP operating results and Adjusted EBITDA versus prior year. As previously noted, the Company has also emphasized the reduction of its payables and current liabilities positions, which we believe further strengthens the balance sheet and strategic optionality but limits near term operating free cash flow. Management believes that this is a transitory adjustment and is optimistic that the business is poised to generate free cash flow in its next fiscal year.

*	Total undergraduate and graduate student enrollment as reported by National Center for Education Statistics (NCES) as of January 5, 2025.

Use of Non-GAAP Financial Information—Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the “SEC”) regulations. We define Adjusted Earnings as net income (loss) from continuing operations adjusted for certain reconciling items that are subtracted from or added to net income (loss) from continuing operations. We define Adjusted EBITDA as net income (loss) from continuing operations plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for additional items that are subtracted from or added to net income (loss) from continuing operations. We define Free Cash Flow as Cash Flows from Operating Activities less (1) capital expenditures; (2) cash interest and (3) cash taxes.

These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Earnings to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.

These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company’s use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.

We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Earnings and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 27, 2024 filed with the SEC on July 1, 2024, (as updated through our Current Report on Form 8-K filed with the SEC on December 11, 2024). The Company also urges investors to carefully review the financial information included as part of the Company’s Quarterly Reports on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 10, 2024, and for the period ended October 26, 2024, filed with the SEC on December 9, 2024. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

ABOUT BARNES & NOBLE EDUCATION, INC.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Media & Investor Contact:

Rob Fink

FNK IR

BNED@fnkir.com

646-809-4048

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “forecasts,” “projections,” “continue to,” “committed to,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, and such statements include but are not limited to those related to our capital structure, optionality, positioning, strategic and operational objectives, anticipated growth in our BNC First Day program, future capital expenditures, investments, expected trends in financial results, including those related to seasonality, as well as forward-looking Adjusted EBITDA and operating free cash flow. We caution you not to place undue reliance on these forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the amount of our indebtedness and ability to comply with covenants contained in our credit agreement; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; slower than anticipated pace of adoption of our BNC First Day® equitable and inclusive access course material models; our dependency on strategic service provider relationships and the potential for adverse operational and financial changes to these strategic service provider relationships; non-renewal of our managed bookstore, physical and/or online store contracts; general competitive conditions; a decline in college enrollment or decreased funding available for students; technological changes, including the adoption of artificial intelligence technologies for educational content; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks; disruption of or interference with third party service providers and our own proprietary technology; and changes in applicable domestic and international laws, rules or regulations or changes in enforcement practices, including, without limitation, U.S. tax reform, changes in tax rates, tariffs, import and export control laws and regulations, changes to consumer data privacy rights legislation, as well as related guidance. Moreover, we operate in a very competitive and rapidly changing environment and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended April 27, 2024, filed with the SEC on July 1, 2024 (as updated through our Current Report on Form 8-K filed with the SEC on December 11, 2024). Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.